SUPPLEMENTAL FINANCIAL PACKAGE

2 This Supplemental Financial Package should be read in conjunction with the unaudited condensed consolidated financial statements appearing in our press release dated February 22, 2024, which has been furnished as Exhibit 99.1 to our Form 8-K furnished on February 22, 2024. The Company makes statements in this Supplemental Financial Package that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and, as such, may involve known and unknown risks and uncertainties, and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company’s real estate financing program, the Company’s construction and development business, including backlog and timing of deliveries and estimated costs, financing activities, as well as acquisitions, dispositions, and the Company’s financial outlook, guidance, and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law. FORWARD-LOOKING STATEMENTS

3 BOARD OF DIRECTORS Daniel A. Hoffler, Executive Chairman of the Board Louis S. Haddad, Vice Chairman of the Board Eva S. Hardy, Lead Independent Director George F. Allen, Independent Director James A. Carroll, Independent Director James C. Cherry, Independent Director Dennis H. Gartman, Independent Director A. Russell Kirk, Director John W. Snow, Independent Director CORPORATE OFFICERS Louis S. Haddad, Chief Executive Officer Shawn J. Tibbetts, President and Chief Operating Officer Matthew T. Barnes-Smith, Chief Financial Officer Eric E. Apperson, President of Construction Shelly R. Hampton, President of Asset Management Jefferies Peter Abramowitz (212) 336-7241 pabramowitz@jefferies.com Bank of America Merrill Lynch Camille Bonnel (416) 369-2140 camille.bonnel@bofa.com Janney, Montgomery, & Scott LLC Robert Stevenson (646) 840-3217 robertstevenson@janney.com Raymond James & Associates Bill Crow (727) 567-2594 bill.crow@raymondjames.com ANALYST COVERAGE Armada Hoffler (NYSE: AHH) is a vertically integrated, self-managed real estate investment trust ("REIT") with over four decades of experience developing, building, acquiring, and managing high-quality retail, office, and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. The Company also provides general construction and development services to third-party clients, in addition to developing and building properties to be placed in its stabilized portfolio. Founded in 1979 by Daniel A. Hoffler, Armada Hoffler has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit ArmadaHoffler.com. CORPORATE PROFILE Robert W. Baird & Co. Wesley Golladay (216) 737-7510 wgolladay@rwbaird.com Stifel Stephen Manaker (212) 271-3716 manakers@stifel.com CREDIT RATING Rating: BBB Agency: DBRS Morningstar

4 HIGHLIGHTS • Net loss attributable to common stockholders and OP Unitholders of $23.9 million and $4.5 million for the three months and year ended December 31, 2023, respectively, or $0.27 and $0.05 per diluted share, respectively. • Funds from operations attributable to common stockholders and OP Unitholders ("FFO") of $11.1 million and $90.7 million for the three months and year ended December 31, 2023, respectively, or $0.13 and $1.02 per diluted share, respectively. See "Non-GAAP Financial Measures." • Normalized funds from operations attributable to common stockholders and OP Unitholders ("Normalized FFO") of $27.9 million and $110.5 million for the three months and year ended December 31, 2023, or $0.31 and $1.24 per diluted share, respectively. See "Non-GAAP Financial Measures." • Investment grade credit rating of BBB reaffirmed by Morningstar DBRS. • Announced that the Board of Directors declared a cash dividend of $0.205 per common share, representing a 5% increase over the prior quarter's dividend. • Dividends declared during the year ended December 31, 2023 of $0.775 per share, representing a 7.6% year-over-year increase. • Introduced 2024 full-year Normalized FFO guidance of $1.21 to $1.27 per diluted share. • As part of the Company's leadership succession planning initiatives, appointed Shawn Tibbetts to President, in addition to his existing role as Chief Operating Officer. The Company's Board of Directors also endorses founder and current Chairman Dan Hoffler's intent to relinquish his role as Board Chairman in June 2024, whose role is expected to be assumed by Louis Haddad. Pending the shareholders’ vote at the 2024 Annual Meeting of Stockholders, Hoffler will continue to serve as a member of the Board of Directors as Chairman Emeritus. • Fourth quarter commercial lease renewal spreads increased 11.3% on a GAAP basis and 0.4% on a cash basis. • Executed 16 lease renewals and 8 new leases during the fourth quarter for an aggregate of 204,966 of net rentable square feet. • Property segment net operating income ("NOI") of $39.3 million for the fourth quarter of 2023, which represents an 4.2% increase compared $37.7 million for the fourth quarter of 2022. • Property segment NOI of $160.1 million for the fourth quarter of 2023, which represents an 9.3% increase compared to $146.5 million for the year ended December 31, 2022. • Same Store NOI for the fourth quarter of 2023 decreased 6.0% on a GAAP basis and increased less than 0.1% on a cash basis compared to the fourth quarter of 2022. • Same Store NOI for the year ended December 31, 2023 increased 0.9% on a GAAP basis and 2.3% on a cash basis compared to the year ended 2022. • For the year ended December 31, 2023, the Company repurchased 1,204,838 shares of common stock for a total of $12.6 million. • Third-party construction backlog as of December 31, 2023 was $472.2 million and construction gross profit for the fourth quarter was $3.5 million. • Weighted average stabilized portfolio occupancy was 96.1% as of December 31, 2023. Retail occupancy was 97.4%, office occupancy was 95.3%, and multifamily occupancy was 95.5%. • During the fourth quarter of 2023, unrealized losses on non-designated interest rate derivatives that negatively affected FFO were $16.2 million. As of December 31, 2023, the value of the Company’s entire interest rate derivative portfolio, net of unrealized losses, was $28.9 million.

5 2024 OUTLOOK & ASSUMPTIONS OUTLOOK(1) LOW HIGH PORTFOLIO NOI $165.6M $170.0M CONSTRUCTION SEGMENT PROFIT $12.8M $14.3M G&A EXPENSES $18.8M $18.2M INTEREST INCOME $18.8M $19.4M INTEREST EXPENSE(2) $57.4M $56.8M NORMALIZED FFO PER DILUTED SHARE $1.21 $1.27 (1) See appendix for definitions. Ranges exclude certain items as per definition. (2) Includes the interest expense on finance leases and interest receipts of non-designated derivatives. GUIDANCE ASSUMPTIONS • Southern Post and T. Rowe Price Global HQ stabilized 4Q24 • Allied | Harbor Point delivered 3Q24 with 18-month lease-up to stabilization • Opportunistic sale of common stock through the ATM program • Begin funding new real estate financing project in the second half of 2024 • Construction gross profit consistent with 2023, resulting in profit recognition concentrated more in the first half of 2024

SUMMARY INFORMATION

ARMADA HOFFLER

$ IN THOUSANDS, EXCEPT PER SHARE

	Three Months Ended (Unaudited)			
OPERATIONAL METRICS	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Net Income (Loss) Attributable to Common Stockholders and OP Unitholders	($23,938)	$5,343	$11,729	$2,376
Net Income (Loss) per Diluted Share Attributable to Common Stockholders and OP	**($0.27)**	**$0.06**	**$0.13**	**$0.03**
Normalized FFO Attributable to Common Stockholders and OP Unitholders	27,933	27,735	28,301	26,498
Normalized FFO per Diluted Share Attributable to Common Stockholders and OP Unitholders	**$0.31**	**$0.31**	**$0.32**	**$0.30**
Stabilized Portfolio Debt / Stabilized Portfolio Adjusted EBITDA	6.5x	6.2x	5.5x	5.4x
Fixed Charge Coverage Ratio(1)	2.7x	2.3x	2.4x	2.5x
CAPITALIZATION				
Common Shares Outstanding	66,793	67,885	67,945	67,939
Operating Partnership Units Outstanding	21,593	21,643	21,653	20,611
Common Shares and Operating Partnership Units Outstanding	88,386	89,528	89,598	88,550
Market Price per Common Share as of Last Trading Day of Quarter	$12.37	$10.24	$11.68	$11.81
Common Equity Capitalization	1,093,334	916,766	1,046,505	1,045,776
Preferred Equity Capitalization	171,085	171,085	171,085	171,085
Total Equity Capitalization	1,264,419	1,087,851	1,217,590	1,216,861
Total Debt(2)	1,401,204	1,326,987	1,269,586	1,117,424
Total Capitalization	$2,665,623	$2,414,838	$2,487,176	$2,334,285
STABILIZED PORTFOLIO OCCUPANCY(3)				
Retail	97.4%	98.1%	98.2%	98.4%
Office	95.3%	96.1%	96.2%	96.8%
Multifamily	95.5%	96.0%	96.2%	95.7%
Weighted Average(4)	96.1%	96.8%	97.0%	97.1%
STABILIZED PORTFOLIO				
Commercial				
Retail Portfolio				
Net Operating Income	$18,213	$19,249	$18,412	$16,667
Number of Properties	38	38	39	38
Net Rentable Square Feet	3,929,937	3,931,079	4,023,183	3,915,809
Office Portfolio				
Net Operating Income	$11,948	$13,890	$13,084	$12,376
Number of Properties	10	10	10	9
Net Rentable Square Feet	2,310,537	2,310,645	2,310,645	2,111,924
Multifamily				
Multifamily Portfolio				
Net Operating Income	$9,049	$8,979	$9,148	$8,167
Number of Properties	11	11	11	10
Units	2,492	2,492	2,492	2,254

(1) Calculation updated 4Q 2023, see calculation definition on page 14. Prior period calculations have been adjusted to reflect new calculation.
(2) Excludes GAAP adjustments.
(3) See appendix for definitions.
(4) Total occupancy weighted by annualized rent.

6

SUMMARY INCOME STATEMENT

$ IN THOUSANDS, EXCEPT PER SHARE

ARMADA HOFFLER

	Three Months Ended		Year Ended	
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
		(Unaudited)		
Revenues				
Rental Revenues	$59,842	$55,692	$238,924	$219,294
General Contracting and Real Estate Services Revenues	126,911	95,912	413,131	234,859
Interest Income	4,280	6,568	15,103	16,978
Total Revenues	191,033	158,172	667,158	471,131
Expenses				
Rental Expenses	15,027	12,641	56,419	50,742
Real Estate Taxes	5,532	5,362	22,442	22,057
General Contracting and Real Estate Services Expenses	123,377	93,667	399,713	227,158
Depreciation and Amortization	35,270	18,109	96,078	72,974
Amortization of Right-of-Use Assets - Finance Leases	300	277	1,349	1,110
General & Administrative Expenses	4,336	3,512	18,122	15,691
Acquisition, Development & Other Pursuit Costs	66	—	84	37
Impairment Charges	(5)	83	102	416
Total Expenses	183,903	133,651	594,309	390,185
Gain on Real Estate Dispositions, Net	—	42	738	53,466
Operating Income	7,130	24,563	73,587	134,412
Interest Expense	(16,435)	(10,933)	(57,810)	(39,680)
Loss on Extinguishment of Debt	—	(475)	—	(3,374)
Change in Fair Value of Derivatives and Other	(11,266)	1,186	(6,242)	8,698
Unrealized Credit Loss Release (Provision)	297	232	(574)	(626)
Other Income (Expense), Net	(293)	(37)	31	378
Income Before Taxes	(20,567)	14,536	8,992	99,808
Income Tax (Provision) Benefit	(495)	5	(1,329)	145
Net (Loss) Income	($21,062)	$14,541	$7,663	$99,953
Net Loss (Income) Attributable to Noncontrolling Interests in Investment Entities	11	(137)	(605)	(5,948)
Preferred Stock Dividends	(2,887)	(2,887)	(11,548)	(11,548)
Net (Loss) Income Attributable to AHH and OP Unitholders	($23,938)	$11,517	($4,490)	$82,457
Net (Loss) Income per Diluted Share and Unit Attributable to AHH and OP Unitholders	($0.27)	$0.13	($0.05)	$0.93
Weighted Average Shares & OP Units - Diluted[1]	88,733	88,341	88,864	88,192

(1) Represents the weighted average number of common shares and OP Units outstanding during the respective periods presented.

7

8 SUMMARY BALANCE SHEET $ IN THOUSANDS As Of 12/31/2023 12/31/2022 (Unaudited) Assets Real Estate Investments: Income Producing Property $2,093,032 $1,884,214 Held for Development 11,978 6,294 Construction in Progress 102,277 53,067 Accumulated Depreciation (393,169) (329,963) Net Real Estate Investments 1,814,118 1,613,612 Cash and Cash Equivalents 27,920 48,139 Restricted Cash 2,246 3,726 Accounts Receivable, Net 45,529 39,186 Notes Receivable, Net 94,172 136,039 Construction Receivables, Including Retentions, Net 126,443 70,822 Costs in Excess of Billings 104 342 Equity Method Investments 142,031 71,983 Operating Lease Right-of-Use Assets 23,085 23,350 Finance Lease Right-of-Use Assets 90,565 45,878 Acquired Lease Intangible Assets 109,137 103,870 Other Assets 87,548 85,363 Total Assets $2,562,898 $2,242,310 Liabilities and Equity Indebtedness, Net $1,396,965 $1,068,261 Accounts Payable and Accrued Liabilities 31,041 26,839 Construction Payables, Including Retentions 128,290 93,472 Billings in Excess of Construction Contract Costs and Estimated Earnings 21,414 17,515 Operating Lease Liabilities 31,528 31,677 Finance Lease Liabilities 91,869 46,477 Other Liabilities 56,613 54,055 Total Liabilities 1,757,720 1,338,296 Total Equity 805,178 904,014 Total Liabilities and Equity $2,562,898 $2,242,310

FFO, NORMALIZED FFO & AFFO[1]

$ IN THOUSANDS, EXCEPT PER SHARE

ARMADA HOFFLER

	Three Months Ended (Unaudited)				Year Ended (Unaudited)	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2023	12/31/2022
Funds From Operations						
Net (Loss) Income Attributable to AHH and OP Unitholders	**($23,938)**	**$5,343**	**$11,729**	**$2,376**	**($4,490)**	**$82,457**
Net (Loss) Income per Diluted Share	($0.27)	$0.06	$0.13	$0.03	($0.05)	$0.93
Depreciation and Amortization[2]	35,069	22,239	19,655	18,245	95,208	71,971
Gain on Dispositions of Operating Real Estate[3]	–	–	–	–	–	(47,984)
Impairment of Real Estate Assets	–	–	–	–	–	201
FFO	**$11,131**	**$27,582**	**$31,384**	**$20,621**	**$90,718**	**$106,645**
FFO per Diluted Share	$0.13	$0.31	$0.35	$0.23	$1.02	$1.21
Normalized FFO						
Acquisition, Development, and Other Pursuit Costs	66	–	18	–	84	37
Loss on Extinguishment of Debt	–	–	–	–	–	3,374
Non-Cash GAAP Adjustments	(35)	1,124	(275)	456	1,270	1,951
Decrease (Increase) in Fair Value of Derivatives	16,159	(1,484)	(4,297)	3,807	14,185	(8,698)
Amortization of Interest Rate Derivatives on Designated Cash Flow Hedges	612	513	1,471	1,614	4,210	3,849
Normalized FFO	**$27,933**	**$27,735**	**$28,301**	**$26,498**	**$110,467**	**$107,158**
Normalized FFO per Diluted Share	$0.31	$0.31	$0.32	$0.30	$1.24	$1.22
Adjusted FFO						
Non-Cash Stock Compensation	729	817	288	1,846	3,680	3,291
Acquisition, Development, and Other Pursuit Costs	(66)	–	(18)	–	(84)	(37)
Tenant Improvements, Leasing Commissions, Lease Incentives[4]	(4,796)	(2,249)	(2,725)	(3,460)	(13,230)	(6,629)
Property-Related Capital Expenditures	(3,728)	(2,678)	(1,700)	(3,724)	(11,830)	(11,889)
Adjustment for Mezz Loan Modification and Exit Fees	–	–	(250)	(209)	(459)	(1,120)
Non-Cash Interest Expense[5]	1,831	1,917	1,492	1,292	6,532	5,552
Cash Ground Rent Payment - Finance Lease	(993)	(993)	(822)	(668)	(3,476)	(2,558)
GAAP Adjustments	146	(1,843)	(2,008)	(1,459)	(5,164)	(6,592)
AFFO	**$21,056**	**$22,706**	**$22,558**	**$20,116**	**$86,436**	**$87,176**
AFFO per Diluted Share	$0.24	$0.25	$0.25	$0.23	$0.97	$0.99
Weighted Average Common Shares Outstanding	67,140	67,945	67,901	67,787	67,692	67,576
Weighted Average Operating Partnership Units Outstanding	21,593	21,644	20,823	20,611	21,172	20,616
Total Weighted Average Common Shares and OP Units Outstanding[6]	88,733	89,589	88,724	88,398	88,864	88,192

(1) See definitions in appendix.
(2) Adjusted for the depreciation attributable to noncontrolling interests in consolidated investments.
(3) Excludes gain/loss attributable to noncontrolling interests in consolidated investments and the disposition of non-operating parcels.
(4) Excludes development, redevelopment, and first-generation space.
(5) Includes non-cash interest expense relating to indebtedness and interest expense on finance leases.
(6) Represents the weighted average number of common shares and OP Units outstanding during the respective periods presented.

9

NET ASSET VALUE COMPONENT DATA

$ AND SHARES/UNITS IN THOUSANDS

ARMADA HOFFLER

Stabilized Portfolio NOI (Cash)

	Three Months Ended 12/31/2023			
	Retail	Office[3]	Multifamily	Total
Stable Portfolio				
Portfolio NOI[1][2]	$17,248	$13,412	$9,002	$39,662
Non-Stabilized Properties NOI	(73)	—	—	(73)
Signed Leases Not Yet Occupied or in Free Rent Period	362	858	64	1,284
Stable Portfolio NOI	$17,537	$14,270	$9,066	$40,873
Intra-Quarter Transactions				
Net Acquisitions	—	—	—	—
Net Dispositions	—	—	—	—
Annualized	$70,148	$57,080	$36,264	$163,492

Non-Stabilized Portfolio[4]

	As of 12/31/2023
Projects Under Development	$77,900
Properties in Lease Up	—
Development Opportunities	22,983
Unconsolidated JV Development	145,000
Total Non-Stabilized Portfolio	$245,883

Third-Party General Contracting and Real Estate Services

	Trailing 12 Months
General Contracting Gross Profit	$13,418

Non-Property Assets[5]

	As of 12/31/2023
Cash and Restricted Cash	$30,166
Accounts Receivable, Net	45,529
Notes Receivable and Other Notes Receivable[6]	14,248
Real Estate Financing Investments[6]	81,396
Construction Receivables, Including Retentions[6]	126,626
Acquired Lease Intangible Assets	109,137
Other Assets / Costs in Excess of Earnings	87,652
Total Non-Property Assets	$494,754

Liabilities[5]

	As of 12/31/2023
Mortgages and Notes Payable[6]	$1,401,204
Accounts Payable and Accrued Liabilities	31,041
Construction Payables, Including Retentions	128,290
Other Liabilities[6]	77,181
Total Liabilities	$1,637,716

Preferred Equity

	Liquidation Value
Series A Cumulative Redeemable Perpetual Preferred Stock	$171,085

Common Equity

	As of 12/31/2023
Total Common Shares Outstanding	66,793
Total OP Units Outstanding	21,593
Total Common Shares & OP Units Outstanding	88,386

(1) Excludes expenses associated with the Company's in-house asset management division of $0.8M for the 3 months ended 12/31/2023.
(2) Includes 100% of joint ventures.
(3) Includes leases for spaces occupied by the Company which are eliminated for GAAP purposes.
(4) Representative of costs incurred to date.
(5) Excludes lease right-of-use assets and lease liabilities.
(6) Excludes GAAP adjustments.

10

11 DEBT TO ADJUSTED EBITDA $ IN THOUSANDS SEE APPENDIX FOR DEFINITIONS, CALCULATIONS, AND RECONCILIATIONS (1) Includes income and debt related to development, real estate financing, construction, and other ancillary activities outside of our stabilized portfolio. (2) Total notes payable less GAAP adjustments, cash, restricted cash, and other notes payable. Three Months Ended 12/31/2023 Stabilized Portfolio Adjusted EBITDA $41,161 Stabilized Portfolio Debt $1,069,617 Stabilized Portfolio Debt / Stabilized Portfolio Adjusted EBITDA 6.5 x Total Adjusted EBITDA(1) $45,408 Net Debt(2) $1,371,038 Net Debt Plus Ancillary Debt/Total Adjusted EBITDA 7.5 x Net Debt + Preferred $1,542,123 Net Debt + Preferred /Total Adjusted EBITDA 8.5 x Stabilized Portfolio Debt / Stabilized Portfolio Adjusted EBITDA Plus Ancillary Debt / Total Adjusted EBITDA⁽¹⁾ Net Debt + Preferred / Total Adjusted EBITDA 0.0 x 1.0 x 2.0 x 3.0 x 4.0 x 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x 6.5x 7.5x 8.5x

DEBT MANAGEMENT

$ IN THOUSANDS

ARMADA HOFFLER

Total Debt Composition

		Weighted Average	
	% of Debt	Interest Rate	Maturity
Variable vs. Fixed-Rate Debt			
Variable-Rate Debt(1)(2)	41.7 %	4.5 %	2.9 Yrs
Fixed-Rate Debt(3)(4)	58.3 %	3.7 %	4.7 Yrs
Secured vs. Unsecured Debt			
Unsecured Debt(2)	54.4 %	4.2 %	3.1 Yrs
Secured Debt(2)	45.6 %	3.8 %	4.9 Yrs
Portfolio Weighted Average(2)		**4.0 %**	**3.9 Yrs**

Interest Rate Caps & Swaps Not Allocated to Specific Asset Debt

Effective Date	Maturity Date	SOFR Strike / Swap Fixed Rate	Notional Amount
July 2022	January 2024	1.00%-3.00% (5)	$35,100
September 2022	September 2024	1.00%-3.00% (5)	63,169
July 2023	January 2024	3.40%	50,000
July 2023	March 2024	3.39%	200,000
October 2023	October 2025	2.75%	330,000
December 2023	December 2025	2.75%	300,000
Total Interest Rate Caps & Swaps			$978,269
Fixed-Rate Debt(3)(4)			$816,439
Fixed-Rate and Hedge Debt			$1,794,708
Total Debt(4)			$1,401,204
% Fixed or Hedged			**100%**

Interest Rate Swaps Allocated to Off Balance Sheet Joint Ventures(6)

October 2023	October 2025	2.75%	$90,000
November 2023	November 2025	2.75%	100,000
Total Interest Rate Caps & Swaps			$190,000

(1) Excludes debt subject to interest rate swap locks.
(2) Represents the weighted average interest rate of the portfolio, inclusive of interest rate derivatives.
(3) Includes debt subject to interest rate swap locks.
(4) Excludes GAAP adjustments.
(5) Represents a hedging corridor.
(6) These swaps economically hedge the Company's exposure to the senior construction loans on T. Rowe Price Global HQ and Allied | Harbor Point.

12

ARMADA HOFFLER

OUTSTANDING DEBT

$ IN THOUSANDS

Debt	Stated Rate	Effective Rate as of 12/31/2023	Maturity Date [1]	2024	2025	2026	2027	2028	Thereafter	Outstanding as of 12/31/2023
				Debt Maturities & Principal Payments						
Secured Debt - Stabilized										
Chronicle Mill	SOFR+ 3.00%	6.47% [2][3]	May-2024 [4]	$ 34,438	$ —	$ —	$ —	$ —	$ —	$ 34,438
Red Mill Central	4.80%	4.80%	Jun-2024	1,838	—	—	—	—	—	1,838
Premier Apartments	SOFR+ 1.55%	7.02%	Oct-2024	16,036	—	—	—	—	—	16,036
Premier Retail	SOFR+ 1.55%	7.02%	Oct-2024	7,898	—	—	—	—	—	7,898
Red Mill South	3.57%	3.57%	May-2025	351	4,502	—	—	—	—	4,853
Market at Mill Creek	SOFR+ 1.55%	7.02%	Jul-2025	647	10,700	—	—	—	—	11,347
The Everly	SOFR+ 1.50%	6.85% [2]	Dec-2025 [4]	—	30,000	—	—	—	—	30,000
Encore Apartments	2.93%	2.93%	Feb-2026	573	590	22,258	—	—	—	23,421
4525 Main Street	2.93%	2.93%	Feb-2026	735	757	28,582	—	—	—	30,074
Thames Street Wharf	SOFR+ 1.30%	2.33% [5]	Sep-2026	1,972	3,050	62,872	—	—	—	67,894
Constellation Energy Building	SOFR+ 1.50%	3.46% [2][5]	Nov-2026	—	—	175,000	—	—	—	175,000
Southgate Square	SOFR+ 1.90%	7.35% [2]	Dec-2026	864	864	23,603	—	—	—	25,331
Nexton Square	SOFR+ 1.95%	7.30% [2]	Jun-2027	613	613	613	19,742	—	—	21,581
Liberty Apartments	SOFR+ 1.50%	6.85%	Sep-2027	345	364	382	19,497	—	—	20,588
Greenbrier Square	3.74%	3.74%	Oct-2027	385	399	415	18,370	—	—	19,569
Lexington Square	4.50%	4.50%	Sep-2028	306	320	335	351	12,287	—	13,599
Red Mill North	4.73%	4.73%	Dec-2028	121	127	133	140	3,442	—	3,963
Greenside Apartments	3.17%	3.17%	Dec-2029	780	808	834	861	886	26,935	31,104
Smith's Landing	4.05%	4.05%	Jun-2035	994	1,037	1,081	1,126	1,172	9,168	14,578
The Edison	5.30%	5.30%	Dec-2044	405	427	450	474	500	12,923	15,179
The Cosmopolitan	3.35%	3.35%	Jul-2051	906	937	968	1,001	1,035	35,520	40,367
Total - Secured Stabilized Debt				$ 70,207	$ 55,495	$ 317,526	$ 61,562	$ 19,322	$ 84,546	$ 608,658
Secured Debt - Development Pipeline										
Southern Post	SOFR+ 2.25%	5.60% [2][3]	Aug-2026 [4]	—	—	30,546	—	—	—	30,546
Total - Development Pipeline				—	—	30,546	—	—	—	30,546
Total Secured Debt				70,207	55,495	348,072	61,562	19,322	84,546	639,204
Unsecured Debt										
TD Unsecured Term Loan	SOFR+ 1.35%-1.90%	4.70% [5]	May-2025 [6]	—	95,000	—	—	—	—	95,000
Senior Unsecured Revolving Credit Facility	SOFR+ 1.30%-1.85%	6.85%	Jan-2027 [7]	—	—	—	262,000	—	—	262,000
Senior Unsecured Revolving Credit Facility (Fixed)	SOFR+ 1.30%-1.85%	4.70% [4]	Jan-2027	—	—	—	5,000	—	—	5,000
M&T Unsecured Term Loan	SOFR+ 1.25%-1.80%	4.90% [4]	Mar-2027 [6]	—	—	—	100,000	—	—	100,000
Senior Unsecured Term Loan	SOFR+ 1.25%-1.80%	6.75%	Jan-2028	—	—	—	—	125,000	—	125,000
Senior Unsecured Term Loan (Fixed)	SOFR+ 1.25%-1.80%	1.73%-4.83% [4]	Jan-2028	—	—	—	—	175,000	—	175,000
Total Unsecured Debt				—	95,000	—	367,000	300,000	—	762,000
Outstanding Debt Excluding GAAP Adjustments				**$ 70,207**	**$ 150,495**	**$ 348,072**	**$ 428,562**	**$ 319,322**	**$ 84,546**	**$ 1,401,204**
Other Notes Payable										6,127
GAAP Adjustments										(10,366)
Indebtedness, Net										**$ 1,396,965**

(1) Excludes extension options.
(2) Subject to a rate floor.
(3) Includes debt subject to designated interest rate caps.
(4) Loan has two 12-month extension options not reflected in this table.
(5) Includes debt subject to interest rate swap locks.
(6) Loan has one 12-month extension option not reflected in this table.
(7) Loan has two six-month extension options not reflected in this table.

13

CAPITALIZATION & FINANCIAL RATIOS

ARMADA HOFFLER

$ IN THOUSANDS, EXCEPT PER SHARE
AS OF DECEMBER 31, 2023

Debt	% of Total	Principal Balance
Unsecured Revolving Credit Facility	19 %	$267,000
Unsecured Term Loans	35 %	495,000
Mortgages Payable	46 %	639,204
Total Debt		$1,401,204

Preferred Equity	Shares	Liquidation Value per Share	Total Liquidation Value
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock (NYSE: AHHPrA)	6,843	$25.00	$171,085

Common Equity	% of Total	Shares/ Units[1]	Stock Price[2]	Market Value
Common Stock (NYSE: AHH)	76 %	66,793	$12.37	$826,229
Operating Partnership Units	24 %	21,593	$12.37	267,105
Equity Market Capitalization		88,386		$1,093,334
Total Capitalization				$2,665,623
Enterprise Value				$2,635,457

Financial Ratios	
Debt Service Coverage Ratio[3]	3.2x
Fixed Charge Coverage Ratio[4]	2.7x
Stabilized Portfolio Debt / Stabilized Portfolio Adjusted EBITDA	6.5x
Net Debt Plus Ancillary Debt / Total Adjusted EBITDA	7.5x
Net Debt Plus Preferred / Total Adjusted EBITDA	8.5x
Debt/Total Capitalization	53 %

Liquidity[5]	
Cash on Hand	$27,920
Availability Under Revolving Credit Facility	88,000
Total Liquidity	$115,920



Common Equity 41%
Preferred Equity 6%
Debt 53%

Unencumbered Properties	
% of Total Properties	68 %
% of Annualized Base Rent	49 %

(1) *Represents the weighted average number of common shares and OP Units outstanding during the respective periods presented.*
(2) *As of close of market on 12/29/23.*
(3) *Reflects quarterly Total Adjusted EBITDA divided by total quarterly interest expense, interest receipts of non-designated derivatives, and required principal repayment.*
(4) *Reflects quarterly Total Adjusted EBITDA divided by total quarterly interest expense, interest receipts of non-designated derivatives, required principal repayment, and preferred equity dividends.*
(5) *Excludes availability under construction loans.*

14

STABILIZED PORTFOLIO SUMMARY

AS OF DECEMBER 31, 2023
SEE APPENDIX FOR FULL LIST OF PROPERTIES

ARMADA HOFFLER

COMMERCIAL PORTFOLIO

Retail Properties	# of Properties	Net Rentable SF	Average Age	Occupancy[1]	ABR [1]	ABR per Occupied SF
Town Center of Virginia Beach	9	526,245	15	94.2 %	$12,349,322	$24.90
Grocery Anchored	15	1,400,474	13	99.1 %	23,029,632	16.60
Southeast Sunbelt	9	1,097,160	16	95.9 %	23,781,315	22.58
Mid-Atlantic	5	906,058	19	98.2 %	16,236,905	18.24
Stabilized Retail Total	**38**	**3,929,937**	**15**	**97.4 %**	**$75,397,174**	**$19.70**

Office Properties	# of Properties	Net Rentable SF	Average Age	Occupancy[1]	ABR [1]	ABR per Occupied SF
Town Center of Virginia Beach	4	788,530	21	96.0 %	$22,648,597	$29.91
Harbor Point - Baltimore Waterfront	3	1,073,626	8	97.1 %	33,732,553	32.35
Southeast Sunbelt[2]	2	350,320	3	86.4 %	10,822,234	35.74
Mid-Atlantic	1	98,061	4	100.0 %	1,963,671	20.02
Stabilized Office Total	**10**	**2,310,537**	**12**	**95.3 %**	**$69,167,055**	**$31.42**

MULTIFAMILY PORTFOLIO

Multifamily Properties	# of Properties	Units	Average Age	Occupancy[1]	AQR [1]	Monthly AQR per Occupied Unit
Town Center of Virginia Beach	3	759	10	94.1 %	$17,254,296	$2,014
Harbor Point - Baltimore Waterfront	2	392	6	95.1 %	11,664,972	2,613
Southeast Sunbelt	3	686	2	95.6 %	14,741,616	1,876
Mid-Atlantic	3	655	11	97.8 %	12,875,376	1,676
Stabilized Multifamily Total	**11**	**2,492**	**8**	**95.5 %**	**$56,536,260**	**$1,979**

(1) See appendix for definitions and portfolio detail.
(2) Includes WeWork at The Interlock whose lease terminated subsequent to quarter end.

15

SAME STORE NOI BY SEGMENT

$ IN THOUSANDS (RECONCILIATION TO GAAP LOCATED IN APPENDIX)

ARMADA HOFFLER

	Three Months Ended				Year Ended			
	12/31/2023	12/31/2022	$ Change	% Change	12/31/2023	12/31/2022	$ Change	% Change
Retail								
Revenue	$21,549	$21,418	$131	0.6 %	$87,019	$84,100	$2,919	3.5 %
Rental Expenses[1]	3,377	3,160	217	6.9 %	12,718	12,394	324	2.6 %
Real Estate Taxes	1,917	2,091	(174)	(8.3)%	8,446	8,634	(188)	(2.2)%
Net Operating Income	$16,255	$16,167	$88	0.5 %	$65,855	$63,072	$2,783	4.4 %
GAAP Adjustments	(1,009)	(842)	(167)		(4,007)	(3,611)	(396)	
Net Operating Income, Cash	$15,246	$15,325	($79)	(0.5)%	$61,848	$59,461	$2,387	4.0 %
Office								
Revenue[2]	$17,942	$20,012	($2,070)	(10.3)%	$39,905	$41,705	($1,800)	(4.3)%
Rental Expenses[1]	5,116	4,838	278	5.7 %	10,552	9,901	651	6.6 %
Real Estate Taxes	2,208	2,042	166	8.1 %	5,694	5,425	269	5.0 %
Net Operating Income	$10,618	$13,132	($2,514)	(19.1)%	$23,659	$26,379	($2,720)	(10.3)%
GAAP Adjustments	1,195	(1,277)	2,472		1,643	(370)	2,013	
Net Operating Income, Cash	$11,813	$11,855	($42)	(0.4)%	$25,302	$26,009	($707)	(2.7)%
Multifamily								
Revenue	$13,463	$13,118	$345	2.6 %	$46,133	$44,098	$2,035	4.6 %
Rental Expenses[1]	3,794	3,760	34	0.9 %	13,278	12,789	489	3.8 %
Real Estate Taxes	1,295	1,151	144	12.5 %	4,606	4,069	537	13.2 %
Net Operating Income	$8,374	$8,207	$167	2.0 %	$28,249	$27,240	$1,009	3.7 %
GAAP Adjustments	(253)	(212)	(41)		(1,015)	(850)	(165)	
Net Operating Income, Cash	$8,121	$7,995	$126	1.6 %	$27,234	$26,390	$844	3.2 %
Same Store NOI	$35,247	$37,506	($2,259)	(6.0)%	$117,763	$116,691	$1,072	0.9 %
GAAP Adjustments	(67)	(2,331)	2,264		(3,379)	(4,831)	1,452	
Same Store Portfolio NOI, Cash Basis	$35,180	$35,175	$5	– %	$114,384	$111,860	$2,524	2.3 %

(1) *Excludes expenses associated with the Company's in-house asset management division of $0.8M & $0.7M for the three months ended 12/31/2023 & 12/31/2022, respectively, and $3.4M & $2.8M for the year ended 12/31/2023 & 12/31/2022, respectively.*

(2) *Includes straight-line rent write-offs for WeWork. Excluding these write-offs, revenue would reflect $19.7M and $41.7M for the three and twelve months ended 12/31/23, respectively. This would further represent decreases of 5.2% and 3.4% in office same store net operating income for the three and twelve months ended 12/31/23, respectively.*

16

ACTIVE DEVELOPMENT PROJECTS

$ IN THOUSANDS

ARMADA HOFFLER

Projects	Property Type	Estimated Size[1]	% Leased or LOI		Schedule[1]: Construction Start	Schedule[1]: Initial Occupancy	Schedule[1]: Stabilized Operation[2]	Estimated Cost[1]	Loan Commitment		Funded to Date	AHH Ownership %		Anchor Tenants
Southern Post Roswell, GA	Mixed-Use	137 units / 137,000 sf	68%	(3)	4Q21	1Q24	4Q24	$126,300	$73,600	(4)	$82,900	100%		Vestis

Equity Method Investments

Projects	Property Type	Estimated Size[1]	% Leased or LOI	Construction Start	Initial Occupancy	Stabilized Operation[2]	Estimated Cost[1]	Equity Requirement	Funded to Date	AHH Ownership %		Anchor Tenants
T. Rowe Price Global HQ Baltimore, MD	Office	553,000 sf office / 20,200 sf retail / 250 parking spaces	93%	2Q22	3Q24	4Q24	$267,400	$47,000	$42,900	50%		T. Rowe Price
Allied | Harbor Point Baltimore, MD	Mixed-Use	312 units / 15,800 sf retail / 1,252 parking spaces	—%	2Q22	3Q24	2Q26	236,800	113,300	102,100	90%	(5)	
				Total Unconsolidated JV Development			$504,200	$160,300	$145,000			

Redevelopment	Property Type	Scope
Columbus Village II	Retail	Redevelopment

	Q4 2023	Year to Date
Capitalized Interest	$3,735	$8,306



Southern Post
Roswell, GA



Parcel 4 (Allied | Harbor Point)
Baltimore, MD

(1) Represents estimates that may change as the development process proceeds.
(2) First fully-stabilized quarter. See same store definition in appendix.
(3) Represents combined percentage leased from retail and office.
(4) Includes $5.7M earnout under certain conditions.
(5) The Company currently owns 78% and holds an option to increase its ownership interest to 90%.

17

18 REAL ESTATE FINANCING $ IN THOUSANDS AS OF DECEMBER 31, 2023 Solis City Park Charlotte, NC The Interlock Atlanta, GA Solis Gainesville II Gainesville, GA Solis Kennesaw Kennesaw, GA Outstanding Investments (1) Property Type Estimated Size(2) % Leased or LOI Initial Occupancy Loan Maturity Interest Rate Principal Balance Maximum Principal Commitment Cumulative Accrued Interest (3) QTD Interest Income(4) Solis City Park II Charlotte, NC Multifamily 250 units 41% 3Q23 1Q28 13% $20,594 $20,594 $3,864 $745 Solis Gainesville II Gainesville, GA Multifamily 184 units NA 2Q24(2) 4Q26 14%(5) 19,595 19,595 2,442 793 The Allure at Edinburgh Chesapeake, VA Multifamily 280 units NA 4Q24(2) 1Q29 15%(6) 9,228 9,228 602 345 Solis Kennesaw Kennesaw, GA Multifamily 239 units NA 2Q25(2) 2Q27 14%(5) 13,680 37,870 818 1,181 Solis Peachtree Corners Peachtree Corners, GA Multifamily 249 units NA 3Q25(2) 4Q27 15%(5) 10,044 28,440 530 855 Total Outstanding Investments $73,140 $115,727 $8,256 $3,919 (1) Each investment is in the form of preferred equity with economic terms and accounting consistent with a loan receivable. (2) Represents estimates that may change as the development process proceeds. (3) Excludes accrued unused commitment fee. (4) Includes amortization of fees and unused commitment fees. (5) The interest rate varies over the life of the loan and earns an unused commitment fee. (6) The interest rate varies over the life of the loan.

19 GENERAL CONTRACTING & REAL ESTATE SERVICES $ IN THOUSANDS Lakepointe Apartments Charlotte, NC Third-Party Backlog as of Q4 2023 Beginning Backlog $513,578 New Contracts 86,060 Work Performed (127,468) Ending Backlog $472,170 Q4 2023 Q3 2023 Q2 2023 Q1 2023 Trailing 4 Quarters Revenue $126,911 $99,408 $102,574 $84,238 $413,131 Expense (123,377) (96,095) (99,071) (81,170) (399,713) Gross Profit $3,534 $3,313 $3,503 $3,068 $13,418 Operating Margin(1) 2.8% 3.3% 3.4% 3.6% 3.2% (1) 50% and 90% of gross profit attributable to contracts for our T. Rowe Price Global HQ and Allied | Harbor Point development projects, respectively, is not reflected within general contracting & real estate services revenues due to elimination. The Company is still entitled to receive cash proceeds in relation to the eliminated amounts. Prior to any gross profit eliminations attributable to these projects, operating margin for Q4 2023, Q3 2023, Q2 2023, Q1 2023, and the Trailing 4 Quarters was 3.2%, 3.8%, 3.9%, 4.0%,and 3.7%, respectively.

NET INCOME BY SEGMENT

$ IN THOUSANDS

ARMADA HOFFLER

	Three Months Ended December 31, 2023						
	Retail Real Estate	Office Real Estate	Multifamily Real Estate	General Contracting and Real Estate Services	Real Estate Financing	Unallocated	Total
Revenues							
Rental Revenues	$24,758	$20,361	$14,723	$–	$–	$–	$59,842
General Contracting and Real Estate Services	–	–	–	126,911	–	–	126,911
Interest Income	1	–	13	–	3,919	347	4,280
Total Revenues	24,759	20,361	14,736	126,911	3,919	347	191,033
Expenses							
Rental Expenses	4,455	6,195	4,377	–	–	–	15,027
Real Estate Taxes	2,017	2,218	1,297	–	–	–	5,532
General Contracting and Real Estate Services	–	–	–	123,377	–	–	123,377
Depreciation and Amortization	9,313	21,722	4,149	–	–	86	35,270
Amortization of Right-of-Use Assets - Finance Leases	151	82	67	–	–	–	300
General and Administrative Expenses	–	–	–	–	–	4,336	4,336
Acquisition, Development and Other Pursuit Costs	–	–	–	–	–	66	66
Impairment Charges	(5)	–	–	–	–	–	(5)
Total Expenses	15,931	30,217	9,890	123,377	–	4,488	183,903
Gain on Real Estate Dispositions	–	–	–	–	–	–	–
Operating Income	8,828	(9,856)	4,846	3,534	3,919	(4,141)	7,130
Interest Expense[(1)]	(5,704)	(5,106)	(4,593)	–	(1,032)	–	(16,435)
Change in Fair Value of Derivatives and Other	(4,238)	(2,956)	(728)	–	(1,309)	(2,035)	(11,266)
Unrealized Credit Loss Release	–	–	–	–	292	5	297
Other Income (Expense), Net	(207)	(51)	26	–	–	(61)	(293)
(Loss) Income Before Taxes	(1,321)	(17,969)	(449)	3,534	1,870	(6,232)	(20,567)
Income Tax Provision	–	–	–	(495)	–	–	(495)
Net (Loss) Income	($1,321)	($17,969)	($449)	$3,039	$1,870	($6,232)	($21,062)

20

(1) Interest expense within the real estate financing segment is allocated based on the average outstanding principal of notes receivable in the real estate financing portfolio, and the effective interest rate on the Company's credit facility.

ACQUISITIONS & DISPOSITIONS

$ IN THOUSANDS

ARMADA HOFFLER

ACQUISITIONS

Properties	Location	Square Feet/Units	Purchase Price	Cash Cap Rate	Purchase Date	Anchor Tenants
2023		**311,000**	**$215,000**	**6.5 %**		
The Interlock	Atlanta, GA	311,100 (1)	215,000	6.5 %	2Q23	Georgia Tech, Pindrop, Puttshack
2022		**606,181 / 103 units**	**$299,450**	**6.2 %**		
Pembroke Square	Virginia Beach, VA	124,181	26,450	7.7 %	4Q22	Fresh Market, Nordstrom Rack, DSW
Constellation Energy Building	Baltimore, MD	482,000 / 103 units	273,000 (2)	6.1 %	1Q22	Constellation Energy Group
2021		**412,075**	**$64,850**	**6.9 %**		
Greenbrier Square	Chesapeake, VA	260,710	36,500	6.3 %	3Q21	Kroger, Homegoods, Dick's Sporting Goods
Overlook Village	Asheville, NC	151,365	28,350	7.7 %	3Q21	T.J. Maxx|Homegoods, Ross
Total/Weighted Average		**1,324,356 / 103 units**	**$579,300**	**6.4 %**		

DISPOSITIONS

Properties	Location	Square Feet/Units/Beds	Sale Price	Cash Cap Rate	Disposition Date	Anchor Tenants
2022		**275,896 / 1,031 units/beds**	**$258,261**	**4.3 %**		
Sandbridge Outparcels	Virginia Beach, VA	7,233	3,455	4.5 %	3Q22	Autozone, Valvoline
Annapolis Junction	Annapolis Junction, MD	416 units	150,000	4.2 %	3Q22	
North Pointe Outparcels	Durham, NC	268,663	23,931	4.0 %	2Q22	Costco, Home Depot
Summit Place	Charleston, SC	357 beds	37,800	4.8 %	2Q22	
Hoffler Place	Charleston, SC	258 beds	43,075	4.1 %	2Q22	
2021		**128,105 / 568 beds**	**$90,265**	**5.2 %**		
Johns Hopkins Village	Baltimore, MD	568 beds	75,000	5.6 %	4Q21	
Courthouse 7-Eleven	Virginia Beach, VA	3,177	3,065	4.5 %	4Q21	7-Eleven
Socastee Commons	Myrtle Beach, SC	57,273	3,800	NA (3)	3Q21	
Oakland Marketplace	Oakland, TN	64,538	5,500	7.8 %	1Q21	Kroger
Hanbury 7-Eleven	Chesapeake, VA	3,117	2,900	5.5 %	1Q21	7-Eleven
Total/Weighted Average		**404,001 / 1,599 units/beds**	**$348,526**	**4.5 %**		

(1) Square footage includes 4.9k square feet of retail storage space.
(2) Represents 100% of property value of which the Company owns a 90% economic interest.
(3) Anchor tenant vacant at time of sale.

21

22 TOP 20 TENANTS BY ABR(1) $ IN THOUSANDS AS OF DECEMBER 31, 2023 Commercial Portfolio Tenant Investment Grade Rating(2) Number of Leases Lease Expiration Annualized Base Rent % of Total Annualized Base Rent Constellation Energy Generation ü 1 2036 $15,010 7.5% Morgan Stanley ü 3 2028 - 2035 8,733 4.3% Harris Teeter/Kroger ü 6 2026 - 2035 3,781 1.9% WeWork(3) 2 2023 ; 2034 3,732 1.9% Canopy by Hilton 1 2045 3,171 1.6% Clark Nexsen 1 2029 2,857 1.4% Lowes Foods 2 2037 ; 2039 1,976 1.0% Franklin Templeton ü 1 2038 1,861 0.9% Duke University ü 1 2029 1,700 0.8% Huntington Ingalls Industries ü 1 2029 1,638 0.8% Dick's Sporting Goods ü 1 2032 1,553 0.8% TJ Maxx/Homegoods ü 5 2025 - 2029 1,531 0.8% PetSmart 5 2025 - 2027 1,527 0.8% Georgia Tech ü 1 2031 1,418 0.7% Mythics 1 2030 1,285 0.6% Puttshack 1 2036 1,203 0.6% Amazon/Whole Foods ü 1 2040 1,144 0.6% Pindrop 1 2027 1,137 0.6% Apex Entertainment 1 2035 1,134 0.6% Kimley-Horn 1 2027 1,123 0.6% Top 20 Total $57,514 28.8% (1) Excludes leases from the development and redevelopment properties that have been delivered, but not yet stabilized. (2) Per public sources. (3) Tenant vacated The Interlock subsequent to Q4 2023. Removing this lease, the ABR would be ~$2.2M, which represents 1.1% of total annualized base rent.

LEASE SUMMARY

ARMADA HOFFLER

RETAIL

			Renewals				
Quarter	Number of Leases Signed	Net Rentable SF Signed	GAAP Releasing Spread	Cash Releasing Spread	Wtd Average Lease Term Remaining (yrs)	TI & LC	TI & LC per SF
Q4 2023	14	120,796	8.5 %	3.0 %	4.7	$229,312	$1.90
Q3 2023	13	77,467	9.4 %	4.8 %	5.1	266,313	3.44
Q2 2023	12	58,557	8.1 %	5.9 %	5.0	81,425	1.39
Q1 2023	18	68,142	10.1 %	6.8 %	5.1	713,574	10.47
Trailing 4 Quarters	**57**	**324,962**	**9.4 %**	**5.1 %**	**4.9**	**$1,290,624**	**$3.97**

			New Leases[1]			
Quarter	Number of Leases Signed	Net Rentable SF Signed	Cash Rent per SF	Wtd Average Lease Term Remaining (yrs)	TI & LC	TI & LC per SF
Q4 2023	5	13,634	$24.00	9.5	$363,521	$26.66
Q3 2023	6	20,892	18.24	7.9	1,172,423	56.12
Q2 2023	9	24,480	28.79	8.0	1,297,607	53.01
Q1 2023	12	40,681	18.86	8.3	1,168,512	28.72
Trailing 4 Quarters	**32**	**99,687**	**$21.87**	**8.3**	**$4,002,063**	**$40.15**

OFFICE

			Renewals				
Quarter	Number of Leases Signed	Net Rentable SF Signed	GAAP Releasing Spread	Cash Releasing Spread	Wtd Average Lease Term Remaining (yrs)	TI & LC	TI & LC per SF
Q4 2023	2	46,734	17.9 %	0.3 %	5.5	$618,268	$13.23
Q3 2023	2	18,912	30.9 %	5.2 %	8.1	634,661	33.56
Q2 2023	1	6,302	13.6 %	15.4 %	5.0	18,906	3.00
Q1 2023	2	3,429	10.9 %	1.7 %	3.5	8,385	2.45
Trailing 4 Quarters	**7**	**75,377**	**23.1 %**	**3.4 %**	**6.0**	**$1,280,220**	**$16.98**

			New Leases[1]			
Quarter	Number of Leases Signed	Net Rentable SF Signed	Cash Rent per SF	Wtd Average Lease Term Remaining (yrs)	TI & LC	TI & LC per SF
Q4 2023	3	23,802	$29.07	6.8	$1,526,948	$64.15
Q3 2023	2	3,757	34.39	7.6	274,837	73.15
Q2 2023	1	466	56.00	10.0	17,950	38.52
Q1 2023	3	20,751	29.56	7.8	1,487,872	71.70
Trailing 4 Quarters	**9**	**48,776**	**$29.94**	**7.3**	**$3,307,607**	**$67.81**

(1) *Excludes leases from properties in development.*

23

LEASE EXPIRATIONS(1)

AS OF DECEMBER 31, 2023

ARMADA HOFFLER

RETAIL

Year	Leases Expiring	Square Footage Expiring	% Portfolio Net Rentable Square Feet	ABR	% of Portfolio ABR
Available	–	103,302	2.6 %	$–	– %
M-T-M	–	–	– %	–	– %
2024	58	238,576	6.1 %	4,908,914	6.5 %
2025	91	439,994	11.2 %	8,129,402	10.8 %
2026	91	480,801	12.2 %	9,929,103	13.2 %
2027	75	425,506	10.8 %	8,046,045	10.7 %
2028	71	334,062	8.5 %	7,283,607	9.7 %
2029	59	309,785	7.9 %	6,206,642	8.2 %
2030	51	312,392	7.9 %	6,932,267	9.2 %
2031	34	285,125	7.3 %	5,552,279	7.4 %
2032	30	304,583	7.8 %	5,575,019	7.4 %
2033	27	118,727	3.0 %	3,146,290	4.2 %
Thereafter	35	577,084	14.7 %	9,687,606	12.7 %
Total / Weighted Average	622	3,929,937	100.0 %	$75,397,174	100.0 %

OFFICE

Year	Leases Expiring	Square Footage Expiring	% Portfolio Net Rentable Square Feet	ABR	% of Portfolio ABR
Available	–	109,462	4.7 %	$–	– %
M-T-M	3	5,906	0.3 %	193,731	0.3 %
2023(2)	2	40,675	1.8 %	1,527,584	2.2 %
2024	9	49,654	2.1 %	1,395,752	2.0 %
2025	19	121,878	5.3 %	3,702,171	5.4 %
2026	10	49,398	2.1 %	1,299,258	1.9 %
2027	21	183,324	7.9 %	6,024,754	8.7 %
2028	15	122,107	5.3 %	3,773,334	5.5 %
2029	14	327,622	14.2 %	9,380,406	13.6 %
2030	12	171,379	7.4 %	5,224,589	7.6 %
2031	7	108,277	4.7 %	3,271,739	4.7 %
2032	3	14,757	0.6 %	586,323	0.8 %
2033	3	52,685	2.3 %	1,543,907	2.2 %
Thereafter	13	953,413	41.3 %	31,243,507	45.1 %
Total / Weighted Average	131	2,310,537	100.0 %	$69,167,055	100.0 %

(1) Excludes leases from properties in development and delivered, but not yet stabilized.
(2) Represents leases that expired on 12/31/23. The spaces are available for lease as of 1/1/24.

24

25Town Center of Virginia Beach Virginia Beach, VA APPENDIX DEFINITIONS & RECONCILIATIONS

26 ANNUALIZED BASE RENT: For the properties in our retail & office portfolios, we calculate annualized base rent (“ABR”) by multiplying (a) monthly base rent (defined as cash base rent, before contractual tenant concessions and abatements, and excluding tenant reimbursements for expenses paid by us) as of December 31, 2023, for in-place leases as of such date by (b) 12, and do not give effect to periodic contractual rent increases or contingent rental revenue (e.g., percentage rent based on tenant sales thresholds). ABR per leased square foot is calculated by dividing (a) ABR by (b) square footage under in-place leases as of December 31, 2023. In the case of triple net or modified gross leases, our calculation of ABR does not include tenant reimbursements for real estate taxes, insurance, common area, or other operating expenses. DEFINITIONS ADJUSTED FUNDS FROM OPERATIONS: We calculate Adjusted Funds From Operations (“AFFO”) as Normalized FFO adjusted for the impact of non-cash stock compensation, tenant improvement, leasing commission, and leasing incentive costs associated with second generation rental space, capital expenditures, non-cash interest expense, straight-line rents, cash ground rent payments for finance leases, the amortization of leasing incentives and above (below) market rents, and proceeds from government development grants, and payments made to purchase interest rate caps designated as cash flow hedges. Management believes that AFFO provides useful supplemental information to investors regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. However, other REITs may use different methodologies for calculating AFFO or similarly entitled FFO measures and, accordingly, our AFFO may not always be comparable to AFFO or other similarly entitled FFO measures of other REITs. ANNUALIZED QUARTERLY RENT: For the properties in our multifamily portfolio, we calculate annualized quarterly rent (“AQR”) by multiplying (a) revenue for the quarter, by (b) 4.

27 NET OPERATING INCOME: We calculate Net Operating Income (“NOI”) as segment revenues less segment expenses. Segment revenues include rental revenues (base rent, expense reimbursements, termination fees, and other revenue) for our property segments, general contracting and real estate services revenues for our general contracting and real estate services segment, and interest income for our real estate financing segment. Segment expenses include rental expenses and real estate taxes for our property segments, general contracting and real estate services expenses for our general contracting and real estate services segment, and interest expense for our real estate financing segment. Segment NOI for the general contracting and real estate services and real estate financing segments is also referred to as segment gross profit. Other REITs may use different methodologies for calculating NOI, and, accordingly, our NOI may not be comparable to such other REITs’ NOI. NOI is not a measure of operating income or cash flows from operating activities as measured by GAAP and is not indicative of cash available to fund cash needs. As a result, NOI should not be considered an alternative to cash flows as a measure of liquidity. We consider NOI to be an appropriate supplemental measure to net income because it assists both investors and management in understanding the core operations of our real estate business. To calculate NOI on a cash basis, we adjust NOI to exclude the net effects of straight-line rent and the amortization of lease incentives and above/below market rents. DEFINITIONS FUNDS FROM OPERATIONS: We calculate Funds From Operations (“FFO”) in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income (loss) (calculated in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a supplemental non-GAAP financial measure. Management uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates, and operating costs. Other equity REITs may not calculate FFO in accordance with the Nareit definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. NET RENTABLE SQUARE FOOTAGE: We define net rentable square footage for each of our retail & office properties as the sum of (a) the square footage of existing leases, plus (b) for available space, management’s estimate of net rentable square footage based, in part, on past leases. The net rentable square footage included in office leases is generally consistent with the Building Owners and Managers Association 1996 measurement guidelines.

28 DEFINITIONS OCCUPANCY: The occupancy for each of our retail & office properties is calculated as (a) square footage under executed leases as of the last day of the quarter, divided by (b) net rentable square feet, expressed as a percentage. Occupancy for our multifamily properties is calculated as (a) average of the number of occupied units on the 20th day of each of the trailing three months from the reporting period end date, divided by (b) total units available as of such date, expressed as a percentage. Management believes that this methodology best captures the average monthly occupancy. NORMALIZED FUNDS FROM OPERATIONS: We calculate Normalized Funds From Operations (“Normalized FFO") as FFO calculated in accordance with the standards established by Nareit, adjusted for certain items, including but not limited to, acquisition, development and other pursuit costs, debt extinguishment losses, prepayment penalties, impairment of intangible assets and liabilities, mark-to-market adjustments on interest rate derivatives not designated as cash flow hedges, amortization of payments made to purchase interest rate caps and swaps designated as cash flow hedges, provision for unrealized non-cash credit losses, amortization of right-of-use assets attributable to finance leases, severance related costs, and other non-comparable items. Management believes that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by our operating property portfolio and affect the comparability of our year-over-year performance. Accordingly, management believes that Normalized FFO is a more useful performance measure. Our calculation of Normalized FFO differs from Nareit’s definition of FFO. Other equity REITs may not calculate Normalized FFO in the same manner as us, and, accordingly, our Normalized FFO may not be comparable to other REITs’ Normalized FFO. PROPERTY/STABILIZED PROPERTY ADJUSTED EBITDA: We calculate Property Adjusted EBITDA as EBITDA coming solely from our operating properties. When referring to Stabilized Property Adjusted EBITDA, we exclude certain items, including, but not limited to, the impact of redevelopment and development pipeline projects that are still in lease-up. We generally consider a property to be stabilized upon the earlier of (i) the quarter after which the property reaches 80% occupancy or (ii) the thirteenth quarter after the property receives its certificate of occupancy. Additionally, any property that is fully or partially taken out of service for the purpose of redevelopment is no longer considered stabilized until the redevelopment activities are complete, the asset is placed back into service, and the stabilization criteria above are again met. A property may also be fully or partially taken out of service as a result of a disposition, depending on the significance of the portion of the property disposed. Management believes that Stabilized Property Adjusted EBITDA provides useful supplemental information to investors regarding our properties’ recurring operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. However, other REITs may use different methodologies for calculating Stabilized Property Adjusted EBITDA or similarly titled measures.

29 DEFINITIONS STABILIZED PROPERTY DEBT: We calculate Stabilized Property Debt as our total debt secured by our stabilized properties, excluding loans associated with our development pipeline and our unsecured line of credit. TOTAL ADJUSTED EBITDA: We calculate Total Adjusted EBITDA as net income (loss) (calculated in accordance with GAAP), excluding interest expense, income taxes, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment of real estate assets, debt extinguishment losses, non-cash stock compensation and mark-to-market adjustments on interest rate derivatives, other one-time adjustments including non-recurring bad debt and termination fees. Management believes Total Adjusted EBITDA is useful to investors in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results along with other non-comparable items. SAME STORE PORTFOLIO: We define same store properties as those that we owned and operated and that were stabilized for the entirety of both periods compared. We generally consider a property to be stabilized upon the earlier of: (i) the quarter after the property reaches 80% occupancy or (ii) the thirteenth quarter after the property receives its certificate of occupancy. Additionally, any property that is fully or partially taken out of service for the purpose of redevelopment is no longer considered stabilized until the redevelopment activities are complete, the asset is placed back into service, and the stabilization criteria above are again met. A property may also be fully or partially taken out of service as a result of a disposition, depending on the significance of the portion of the property disposed. Finally, any property classified as Held for Sale is not considered stabilized.

PROPERTY PORTFOLIO

AS OF DECEMBER 31, 2023

ARMADA HOFFLER

Retail Properties - Stabilized	Location	Year Built/ Redeveloped	Net Rentable SF	Occupancy[(1)]	ABR[(1)]	ABR per Occupied SF[(1)]	Anchor Tenant(s)
Town Center of Virginia Beach							
249 Central Park Retail	Virginia Beach, VA	2004	92,264	95.8 %	$2,514,064	$28.43	Cheesecake Factory, Brooks Brothers
Apex Entertainment	Virginia Beach, VA	2002/2020	103,335	81.3 %	1,134,000	13.50	Apex Entertainment
Columbus Village	Virginia Beach, VA	2013/2020	62,207	100.0 %	1,933,084	31.08	Barnes & Noble, CAVA, Shake Shack, Five Below, Ulta
Commerce Street Retail	Virginia Beach, VA	2008	19,173	100.0 %	943,051	49.19	Yard House
Fountain Plaza Retail	Virginia Beach, VA	2004	35,961	94.4 %	1,115,851	32.88	Ruth's Chris, Nando's
Pembroke Square	Virginia Beach, VA	1966/2015	124,181	100.0 %	2,096,262	16.88	Fresh Market, Nordstrom Rack, DSW
Premier Retail	Virginia Beach, VA	2018	39,015	86.8 %	1,155,936	34.15	Williams Sonoma, Pottery Barn
South Retail	Virginia Beach, VA	2002	38,515	100.0 %	1,046,422	27.17	lululemon, free people, CPK
Studio 56 Retail	Virginia Beach, VA	2007	11,594	100.0 %	410,652	35.42	Rocket Title, Legal Sea Foods
Grocery Anchored							
Broad Creek Shopping Center[(2)]	Norfolk, VA	2001	121,504	95.7 %	$2,239,980	$19.26	Food Lion, PetSmart
Broadmoor Plaza	South Bend, IN	1980	115,059	98.2 %	1,356,929	12.01	Kroger
Brooks Crossing Retail	Newport News, VA	2016	18,349	84.8 %	202,194	13.00	Various Small Shops (grocery shadow)
Delray Beach Plaza[(2)]	Delray Beach, FL	2021	87,207	98.0 %	2,948,735	34.49	Whole Foods
Greenbrier Square	Chesapeake, VA	2017	260,625	100.0 %	2,624,984	10.07	Kroger, Homegoods, Dick's Sporting Goods
Greentree Shopping Center	Chesapeake, VA	2014	15,719	92.6 %	329,004	22.60	Various Small Shops (grocery shadow)
Hanbury Village	Chesapeake, VA	2009	98,638	100.0 %	2,028,304	20.56	Harris Teeter
Lexington Square	Lexington, SC	2017	85,440	100.0 %	1,956,467	22.90	Lowes Foods
Market at Mill Creek	Mount Pleasant, SC	2018	80,319	100.0 %	1,916,094	23.86	Lowes Foods
North Pointe Center	Durham, NC	2009	226,083	100.0 %	2,970,860	13.14	Harris Teeter
Parkway Centre	Moultrie, GA	2017	61,200	100.0 %	855,879	13.98	Publix
Parkway Marketplace	Virginia Beach, VA	1998	37,804	100.0 %	800,895	21.19	Rite Aid (grocery shadow)
Perry Hall Marketplace	Perry Hall, MD	2001	74,251	100.0 %	1,292,038	17.40	Safeway
Sandbridge Commons	Virginia Beach, VA	2015	69,417	100.0 %	947,321	13.65	Harris Teeter
Tyre Neck Harris Teeter[(2)]	Portsmouth, VA	2011	48,859	100.0 %	559,948	11.46	Harris Teeter
Southeast Sunbelt							
The Interlock Retail[(2)]	Atlanta, GA	2021	107,379	97.2 %	$4,931,164	$47.25	Puttshack
Nexton Square	Summerville, SC	2020	133,608	100.0 %	3,487,299	26.10	Various Small Shops
North Hampton Market	Taylors, SC	2004	114,954	100.0 %	1,597,966	13.90	PetSmart, Hobby Lobby
Overlook Village	Asheville, NC	1990	151,365	100.0 %	2,237,615	14.78	T.J. Maxx|Homegoods, Ross
Patterson Place	Durham, NC	2004	159,842	77.2 %	2,082,944	16.77	PetSmart, DSW
Providence Plaza	Charlotte, NC	2008	103,118	100.0 %	3,123,551	30.29	Cranfill, Sumner & Hartzog, Chipotle
South Square	Durham, NC	2005	109,590	97.1 %	1,918,540	18.02	Ross, Petco, Office Depot
Wendover Village	Greensboro, NC	2004	176,997	99.3 %	3,560,610	20.27	T.J. Maxx, Petco, Beauty World
Mid-Atlantic							
Dimmock Square	Colonial Heights, VA	1998	106,166	100.0 %	$1,927,971	$18.16	Best Buy, Old Navy
Harrisonburg Regal	Harrisonburg, VA	1999	49,000	100.0 %	717,850	14.65	Regal Cinemas
Marketplace at Hilltop[(2)]	Virginia Beach, VA	2001	116,953	100.0 %	2,848,526	24.36	Total Wine, Panera, Chick-Fil-A
Southgate Square	Colonial Heights, VA	2016	260,131	100.0 %	3,781,724	14.54	Burlington, PetSmart, Michaels, Conn's
Red Mill Commons	Virginia Beach, VA	2005	373,808	95.7 %	6,960,834	19.45	Homegoods, Walgreens
Southshore Shops	Chesterfield, VA	2006	40,307	97.5 %	841,626	21.42	Buffalo Wild Wings
Total Retail Portfolio			**3,929,937**	**97.4 %**	**$75,397,174**	**$19.70**	

(1) See appendix for definitions.
(2) The Company leases all or a portion of the land underlying this property pursuant to a ground lease.

30

PROPERTY PORTFOLIO CONT.

AS OF DECEMBER 31, 2023

ARMADA HOFFLER

Office Properties- Stabilized	Location	Net Rentable SF	Year Built	Occupancy[1]	ABR[1]	ABR per Occupied SF[1]	Anchor Tenant(s)
Town Center of Virginia Beach							
4525 Main Street	Virginia Beach, VA	235,088	2014	100.0 %	$7,272,362	$30.93	Clark Nexsen, Anthropologie, Mythics
Armada Hoffler Tower[3]	Virginia Beach, VA	315,916	2002	97.8 %	9,606,360	31.08	AHH, Troutman Pepper, Williams Mullen, Morgan Stanley, KPMG
One Columbus	Virginia Beach, VA	129,066	1984	96.0 %	3,229,531	26.07	Truist, HBA, Northwestern Mutual
Two Columbus	Virginia Beach, VA	108,460	2009	82.3 %	2,540,344	28.46	Hazen & Sawyer, Fidelity
Harbor Point - Baltimore Waterfront							
Constellation Office	Baltimore, MD	482,209	2016	98.1 %	$15,866,391	$33.53	Constellation Energy Group
Thames Street Wharf[3]	Baltimore, MD	263,426	2010	99.5 %	7,990,745	30.50	Morgan Stanley
Wills Wharf[2]	Baltimore, MD	327,991	2020	93.8 %	9,875,417	32.10	Canopy by Hilton, Transamerica, RBC, Franklin Templeton
Southeast Sunbelt							
The Interlock Office[2]	Atlanta, GA	198,721	2021	87.1 %	$6,470,562	$37.38	Georgia Tech, Pindrop
One City Center	Durham, NC	151,599	2019	85.6 %	4,351,672	33.55	Duke University
Mid-Atlantic							
Brooks Crossing Office	Newport News, VA	98,061	2019	100.0 %	$1,963,671	$20.02	Huntington Ingalls Industries
Stabilized Office Total		**2,310,537**		**95.3 %**	**$69,167,055**	**$31.42**	

Multifamily Properties- Stabilized	Location	Units	Year Built / Redeveloped	Occupancy[1]	AQR[1]	Monthly AQR per Occupied Unit
Town Center of Virginia Beach						
Encore Apartments	Virginia Beach, VA	286	2014	94.5 %	$5,729,220	$1,768
Premier Apartments	Virginia Beach, VA	131	2018	93.1 %	2,861,412	1,955
The Cosmopolitan[4]	Virginia Beach, VA	342	2006/2020	94.2 %	8,663,664	2,242
Harbor Point - Baltimore Waterfront						
1305 Dock Street	Baltimore, MD	103	2016	95.5 %	$2,839,848	$2,415
1405 Point[2][4]	Baltimore, MD	289	2018	94.9 %	8,825,124	2,684
Southeast Sunbelt						
Chronicle Mill[4]	Belmont, NC	238	2022	95.5 %	$4,788,024	$1,758
The Everly	Gainesville, GA	223	2022	95.2 %	4,941,168	1,942
Greenside Apartments	Charlotte, NC	225	2018	96.0 %	5,012,424	1,934
Mid-Atlantic						
The Edison[4]	Richmond, VA	174	2014	93.3 %	$3,094,824	$1,592
Liberty Apartments[4]	Newport News, VA	197	2013	98.5 %	3,849,588	1,654
Smith's Landing[2]	Blacksburg, VA	284	2009	100.0 %	5,930,964	1,740
Multifamily Total		**2,492**		**95.5 %**	**$56,536,260**	**$1,979**

(1) See appendix for definitions.
(2) The Company leases all or a portion of the land underlying this property pursuant to a ground lease.
(3) The Company occupies 47,644 square feet at these two properties at an ABR of $1.6M, or $33.8 per leased square foot, which are reflected in this table. The rent paid by us is eliminated in accordance with GAAP in the consolidated financial statements.
(4) The AQR for The Cosmopolitan, 1405 Point, Chronicle Mill, The Edison, and Liberty Apartments excludes approximately $1.2M, $0.3M, $0.2M, $0.06M, and $0.2M, respectively, from ground floor retail leases.

31

RECONCILIATION OF DEBT & EBITDA

ARMADA HOFFLER

$ IN THOUSANDS

	Three Months Ended			
	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Property Net Operating Income	$39,283	$42,290	$40,644	$37,846
Property Other Income (Expense), Net	(399)	(63)	(93)	(47)
Non-Recurring Bad Debt Adjustment	2,730	83	195	252
Non-Recurring Termination Fee Adjustment	(85)	(151)	(115)	(145)
Amortization of Right-of-Use Assets	(300)	(425)	(347)	(277)
Impairment of Intangible Assets and Liabilities	5	(5)	—	(102)
Property Adjusted EBITDA	$41,234	$41,729	$40,284	$37,527
Acquisition	—	—	(1,816)	—
Disposition	—	—	—	—
Development	(73)	(172)	—	(636)
Stabilized Portfolio Adjusted EBITDA	**$41,161**	**$41,557**	**$38,468**	**$36,891**
Construction Gross Profit	3,534	3,313	3,503	3,068
Corporate G&A	(4,154)	(4,159)	(3,948)	(5,308)
Non-Cash Stock Comp	729	817	288	1,846
Acquisition, Development & Other Pursuit Costs	(66)	—	(18)	—
Interest Income	4,265	3,678	3,403	3,709
Other Income (Expense), Net	(61)	11	168	10
Add Back: Unstabilized EBITDA	—	—	1,816	636
Total Adjusted EBITDA	**$45,408**	**$45,217**	**$43,680**	**$40,852**
Stabilized Property Debt	608,658	610,994	613,300	582,084
Add Unsecured Property Debt	460,959	427,333	343,073	219,304
Acquisitions	—	—	(111,558)	—
Stabilized Portfolio Debt	**$1,069,617**	**$1,038,327**	**$844,815**	**$801,388**
Stabilized Portfolio Debt / Stabilized Portfolio Adjusted EBITDA	**6.5x**	**6.2x**	**5.5x**	**5.4x**
Total Debt(1)	1,401,204	1,326,987	1,269,586	1,117,424
Cash	(30,166)	(35,005)	(36,097)	(36,436)
Net Debt	**$1,371,038**	**$1,291,982**	**$1,233,489**	**$1,080,988**
Net Debt Plus Ancillary Debt/Total Adjusted EBITDA	**7.5x**	**7.1x**	**7.1x**	**6.6x**
Preferred	171,085	171,085	171,085	171,085
Net Debt + Preferred	**$1,542,123**	**$1,463,067**	**$1,404,574**	**$1,252,073**
Net Debt + Preferred /Total Adjusted EBITDA	**8.5x**	**8.1x**	**8.0x**	**7.7x**

(1) *Excludes GAAP adjustments.*

32

33 QUARTER TO DATE(1) YEAR TO DATE(1) $ IN THOUSANDS AS OF DECEMBER 31, 2023 CAPITAL EXPENDITURES (1) Excludes activity related to held for sale, acquired, and/or disposed properties. (2) Represents recurring capital expenditures. Leasing Commissions Lease Incentive Tenant Improvements Land Improvements(2) Building Improvements(2) Fixtures & Equipment(2) Total Second Generation Capex Retail $659 $— $1,974 $593 $584 $— $3,810 Office 671 — 1,121 — 659 — 2,451 Multifamily 76 — 295 4 1,684 206 2,265 Total Portfolio $1,406 $— $3,390 $597 $2,927 $206 $8,526 Leasing Commissions Lease Incentive Tenant Improvements Land Improvements(2) Building Improvements(2) Fixtures & Equipment(2) Total Second Generation Capex Retail $2,143 $20 $6,823 $1,236 $4,614 $— $14,836 Office 1,247 — 2,419 — 1,865 — 5,531 Multifamily 236 — 340 38 3,139 939 4,692 Total Portfolio $3,626 $20 $9,582 $1,274 $9,618 $939 $25,059

34 RECONCILIATION TO PROPERTY PORTFOLIO NOI $ IN THOUSANDS (1) Includes expenses associated with the Company’s in-house asset management division. Three Months Ended 12/31 Year Ended 12/31 2023 2022 2023 2022 Retail Same Store Rental Revenues $21,549 $21,418 $87,019 $84,100 Property Expenses 5,294 5,251 21,164 21,028 NOI 16,255 16,167 65,855 63,072 Non-Same Store NOI(1) 2,031 307 6,931 630 Segment NOI $18,286 $16,474 $72,786 $63,702 Office Same Store Rental Revenues $17,942 $20,012 $39,905 $41,705 Property Expenses 7,324 6,880 16,246 15,326 NOI 10,618 13,132 23,659 26,379 Non-Same Store NOI(1) 1,330 (246) 27,639 21,322 Segment NOI $11,948 $12,886 $51,298 $47,701 Multifamily Same Store Rental Revenues $13,463 $13,118 $46,133 $44,098 Property Expenses 5,089 4,911 17,884 16,858 NOI 8,374 8,207 28,249 27,240 Non-Same Store NOI(1) 675 122 7,730 7,852 Segment NOI $9,049 $8,329 $35,979 $35,092 Total Property Portfolio NOI $39,283 $37,689 $160,063 $146,495

RECONCILIATION TO GAAP NET INCOME

ARMADA HOFFLER

$ IN THOUSANDS

Three Months Ended December 31, 2023	Retail[1]	Office[1]	Multifamily[1]	Total Rental Properties	General Contracting & Real Estate Services[2]	Real Estate Financing[3]	Total
Segment Revenues	$24,758	$20,361	$14,723	$59,842	$126,911	$3,919	$190,672
Segment Expenses	6,472	8,413	5,674	20,559	123,377	1,032	144,968
Net Operating Income	$18,286	$11,948	$9,049	$39,283	$3,534	$2,887	$45,704
Interest Income							361
Depreciation and Amortization							(35,270)
General and Administrative Expenses							(4,336)
Acquisitions, Development and Other Pursuit Costs							(66)
Interest Expense							(15,403)
Unrealized Credit Loss Release							297
Amortization of Right-of-Use Assets - Finance Leases							(300)
Change in Fair Value of Derivatives and Other							(11,266)
Other Income (Expense), Net							(293)
Income Tax Provision							(495)
Net Loss							$ (21,062)
Net Loss Attributable to Noncontrolling Interests in Investment Entities							11
Preferred Stock Dividends							(2,887)
Net Loss Attributable to AHH and OP Unitholders							$ (23,938)

Year Ended December 31, 2023	Retail[1]	Office[1]	Multifamily[1]	Total Rental Properties	General Contracting & Real Estate Services[2]	Real Estate Financing[3]	Total
Segment Revenues	$97,762	$82,517	$58,645	$238,924	$413,131	$14,176	$666,231
Segment Expenses	24,976	31,219	22,666	78,861	399,713	3,667	482,241
Net Operating Income	$72,786	$51,298	$35,979	$160,063	$13,418	$10,509	$183,990
Interest Income							927
Depreciation and Amortization							(96,078)
General and Administrative Expenses							(18,122)
Acquisitions, Development and Other Pursuit Costs							(84)
Impairment Charges							(102)
Gain on Real Estate Dispositions							738
Interest Expense							(54,143)
Unrealized Credit Loss Provision							(574)
Amortization of Right-of-Use Assets - Finance Leases							(1,349)
Change in Fair Value of Derivatives and Other							(6,242)
Other Income (Expense), Net							31
Income Tax Provision							(1,329)
Net Income							$7,663
Net Loss Attributable to Noncontrolling Interests in Investment Entities							(605)
Preferred Stock Dividends							(11,548)
Net Loss Attributable to AHH and OP Unitholders							($4,490)

(1) Segment net operating income for the retail, office, and multifamily segments is calculated as rental revenues, less rental expenses and rental taxes.
(2) Segment gross profit for the general contracting & real estate services segment is calculated as general contracting and real estate services revenues, less general contracting and real estate services expenses.
(3) Segment gross profit for the real estate financing segment is calculated as interest income, less interest expense.

35

36 RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA $ IN THOUSANDS Three Months Ended 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Net (loss) income attributable to common stockholders and OP Unitholders ($23,938) $5,343 $11,729 $2,376 Excluding: Depreciation and Amortization 35,270 22,462 19,878 18,468 Gain on Real Estate Dispositions — (227) (511) — Income Tax Provision 495 310 336 188 Interest Expense 16,435 15,444 13,629 12,302 Change in Fair Value of Derivatives and Other 11,266 (2,466) (5,005) 2,447 Preferred Dividends 2,887 2,887 2,887 2,887 Loss on Extinguishment of Debt — — — — Non-Recurring Bad Debt Adjustment 2,730 83 195 252 Non-Recurring Termination Fee Adjustment (85) (151) (115) (145) Unrealized Credit Loss (Release) Provision (297) 694 100 77 Investment Entities (11) 193 269 154 Non-Cash Stock Compensation 729 817 288 1,846 Adjusted EBITDA $45,481 $45,389 $43,680 $40,852 Dispositions (73) (172) — — Acquisitions (Full Quarter) — — — — Total Adjusted EBITDA $45,408 $45,217 $43,680 $40,852 Construction Gross Profit (3,534) (3,313) (3,503) (3,068) Corporate G&A 4,154 4,159 3,948 5,308 Non-Cash Stock Comp (729) (817) (288) (1,846) Acquisition, Development & Other Pursuit Costs 66 — 18 — Interest Income (4,265) (3,678) (3,403) (3,709) Other Income (Expense), Net 61 (11) (168) (10) Add Back: Unstabilized EBITDA — — (1,816) (636) Stabilized Portfolio Adjusted EBITDA $41,161 $41,557 $38,468 $36,891 Acquisition — — 1,816 — Disposition — — — — Development 73 172 — 636 Property Adjusted EBITDA $41,234 $41,729 $40,284 $37,527